Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2022 through December 31, 2022

This Conflict Minerals Report (Report) of International Business Machines Corporation (IBM) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the Rule) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2022 through December 31, 2022 (Reporting Period).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (collectively, Conflict Minerals or 3TG). As described in this Report, Conflict Minerals are necessary to the functionality or production of certain products that IBM manufactures or contracts to manufacture.

Design of IBM’s Responsible Minerals Program

IBM’s Responsible Minerals Program, which includes IBM’s Conflict Minerals Initiative and Cobalt Initiative, is run by full-time, experienced supply chain professionals within IBM’s Global Procurement organization. This team reports to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base in support of products listed in this report. IBM is highly committed to source tin, tantalum, tungsten, and gold (3TG) and other minerals responsibly. In support of its established goals, IBM continued development and growth of the Responsible Sourcing Blockchain Network (RSBN), Responsible Minerals supply chain education, smelter or refiner (SOR) outreach, and collaboration with other companies.

Description of IBM’s Products

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period. IBM products include the following categories that were manufactured or contracted to be manufactured by IBM in 2022:

IBM Hybrid Infrastructure: provides clients with innovative infrastructure platforms to help meet the new requirements of hybrid multi-cloud and enterprise AI workloads leveraging flexible and as-a-service consumption models. Hybrid Infrastructure includes zSystems and Distributed Infrastructure.

zSystems: the premier transaction processing platform with leading security, resilience and scale, highly optimized for mission-critical, high-volume transaction workloads. It includes zSystems and LinuxONE, with a range of high-performance systems designed to address computing capacity, security and performance needs of businesses. zSystems operating system software environments include z/OS, a security-rich, high-performance enterprise operating system, as well as Linux and other platforms that are enabled with enterprise AI and are hybrid cloud ready.

Distributed Infrastructure: includes Power, Storage and IBM Cloud Infrastructure-as-a-Service (IaaS). Power consists of high-performance servers, designed and engineered for big data and AI-enabled workloads and are optimized for hybrid cloud and Linux. Storage portfolio consists of a broad range of storage hardware and software-defined offerings, including Z-attach and distributed flash, tape solutions, software-defined storage controllers, data protection software and network-attach storage. IBM Cloud IaaS is built on enterprise-grade hardware with an open architecture and is specifically designed for regulated industries with leading security and compliance capabilities.  IBM Cloud IaaS offers flexible computing options across x86, Power, Storage and zSystems as a service to meet client workload needs.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This inquiry was designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (collectively, Covered Countries), and whether any of the Conflict Minerals may be from recycled or scrap sources.

IBM’s Conflict Minerals Due Diligence Design

IBM’s due diligence measures for Conflict Minerals conform in all applicable respects to the framework set forth in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, including Annex II and the related supplements pertaining to downstream companies (OECD Guidance).

IBM is not a direct purchaser of ore or unrefined minerals; it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at the point in the supply chain where ore, concentrates, and/or scrap material are converted to a metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of Conflict Minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the Conflict Minerals in IBM products and, as a result, IBM relies on established industry processes and information provided from its in-scope direct suppliers.

Description of Due Diligence Measures Performed

IBM upholds a high standard of due diligence to meet legal requirements and internationally accepted standards, with the ultimate goal of establishing and maintaining a responsible supply chain for 3TG. IBM aligns its Responsible Minerals Policy with the OECD Guidance for Conflict-Affected and High-Risk Areas (CAHRAs). As a member of the Responsible Minerals Initiative (RMI) our due diligence process utilizes RMI resources including the Conflict Minerals Reporting Template (CMRT) and the Responsible Minerals Assurance Process (RMAP), augmented by the London Bullion Market Association (LBMA), the Responsible Jewellery Council Chain of Custody Standard (RJC CoC), and the Tungsten Industry – Conflict Minerals Council (TI-CMC). The RMAP, LBMA, RJC CoC, and TI-CMC use independent third-party audits to identify SORs that have systems in place to assure focus minerals are sourced responsibly. RMAP, LBMA, RJC CoC, and TI-CMC are recognized by industry as third-party validation schemes. Independently, IBM also conducts further due diligence on SORs only processing 3TG recycled scrap as a part of our sustainability commitment.

Below is a description of the due diligence measures performed by IBM for the Reporting Period.

1. OECD Step 1: Establish strong company management systems.

▪	Positioned the IBM Responsible Minerals team within IBM’s Global Procurement organization to implement IBM’s 3TG Program.

▪	The IBM Responsible Minerals team reports to IBM’s Chief Procurement Officer and this Report is reviewed by IBM’s Senior Vice President, Infrastructure. During the year, we reported to IBM’s Global Procurement management on topics such as CMRT collection efforts, in-scope supplier progress, SOR risk mitigation, and driving identified SORs toward RMAP, LBMA, RJC CoC, or TI-CMC engagement.

▪	Implemented IBM Responsible Minerals Policy to include 3TG from the Covered Countries and CAHRAs. This policy outlines IBM’s dedication to ethical and responsible minerals sourcing due diligence consistent with the OECD Guidance. This policy also emphasizes IBM’s expectations with its hardware suppliers for sourcing minerals responsibly. Our policy is publicly available and can be found at https://www.ibm.com/procurement/responsibleminerals

▪	Assigned Responsible Minerals team members to in-scope suppliers for collaboration, support, and guidance to attain the goals of IBM’s Responsible Minerals program.

▪	Provided an online grievance mechanism for internal and external parties to report concerns regarding Conflict Minerals to IBM’s Ombudsman at: https://www.ibm.com/procurement/ombudsman-information

▪	Included Responsible Minerals requirements in standard contract templates: All IBM’s hardware suppliers are required to sign a contract agreement to only source minerals responsibly, in alignment with IBM’s Responsible Minerals Policy.

2. OECD Step 2: Identify and assess risks in the supply chain.

▪	Requested IBM’s in-scope direct suppliers to survey their upstream suppliers twice per year to identify SORs and related Conflict Minerals information through the RMI CMRT.

▪	Managed collection of CMRTs and reviewed the information provided in the CMRTs against IBM’s validation criteria and OECD Guidance.

▪	Used RMI Compliant Smelter Sourcing Information and other research to ascertain whether any Conflict Minerals in IBM products may have originated in the Covered Countries.

▪	Compared SORs identified by the in-scope direct suppliers against RMI information to determine valid SORs and their RMAP status; also checked the status of SORs against LBMA, RJC CoC, and TI-CMC information.

▪	Collaborated and/or supported suppliers within multiple layers of the supply chain to trace the high-risk SORs

3. OECD Step 3: Design and implement strategies to respond to identified risks.

▪	Required our in-scope suppliers to use SORs either actively pursuing or assessed as conformant to the recognized third-party schemes of RMAP, LBMA, RJC CoC, or TI-CMC. Acceptance was given to SORs meeting IBM’s requirements of being a refiner of 100% recycled 3TG material.

▪	IBM requested suppliers to promptly transition from SORs that had not been validated conformant by a recognized third-party assessment scheme.

▪	Extended Responsible Minerals support beyond first tier suppliers. We continued one-on-one training and joint outreach for new suppliers or personnel.

▪	Collaborated with companies across the supply chain and/or industry groups to establish an ethical and responsible minerals sourcing supply chain.

▪	Stayed informed of macro–Conflict Minerals issues and developments through participation in the RMI.

▪	Implemented Responsible Sourcing Blockchain Network (RSBN) to improve 3TG and other minerals’ supply chain transparency, traceability, and accountability. IBM expects that RSBN will eventually contribute to the improvement of living conditions and economic diversity of mining communities.

4. OECD Step 4: Carry out independent third-party audits of supply chain due diligence.

▪	Supported RMI initiatives through participation in RMI workgroups.

▪	Transitioned from SORs that refused to participate or did not complete corrective action plans relating to RMAP re-audits.

▪	Since its inception, supported RMI’s RMAP accreditation of SORs engaged in Responsible Minerals to build a global network of validated sources of material meeting the needs of IBM’s Responsible Minerals Policy. With the backing of over 400 members in RMI, the network of accredited SORs has grown considerably allowing for downstream companies to utilize greater percentages of third-party verified 3TG.

▪	Single point of contact for select SORs, without accredited designation, acting directly or indirectly in conjunction with RMI’s smelter engagement teams, to encourage their participation in RMAP or other recognized third-party validation schemes.

▪	Participated in teleconferences with SORs to discuss matters regarding RMAP, such as understanding the dynamics of the SORs and downstream users of 3TG, SOR participation in the program, and retention of SORs in the program.

5. OECD Step 5: Report annually on supply chain due diligence.

▪	Pursuant to the Rule, annually file Form SD and IBM’s Conflict Minerals Report.

▪	Published the 2021 Conflict Minerals Report on IBM’s Responsible Minerals website https://www.ibm.com/procurement/responsibleminerals

▪	Included Conflict Minerals progress in IBM’s annual Impact Report.

▪	Retained records related to Conflict Minerals in conformance with IBM’s records retention policy.

Reporting Period Determination and Findings

Based on the information obtained through the due diligence process described herein, IBM believes SORs that may be used to process the Conflict Minerals contained in IBM products are listed in Appendix A. The list identifies SORs present at year end 2022. Further, as listed in Appendix B, IBM has reasonably determined the potential countries of origin of the Conflict Minerals in IBM products.

The following chart illustrates the composition of 244 3TG SORs in IBM’s supply chain that (as of December 31) were conformant or actively participating in a third-party scheme or were processing 100% recycled scrap.

IBM’s progress in this area since 2013 is illustrated below and reflects that, at year-end 2022, for the fourth consecutive period, all SORs reported in the IBM supply chain are pursuing or are accredited as conformant to a recognized third-party validation scheme (or operating as refiners of 100% recycled 3TG).

Note that for 2013 and 2014, IBM considered conflict-free SORs to be only those conformant with RMAP. From 2015 onward, SORs that were active in a recognized third-party validation scheme (RMAP, LBMA, RJC, and TI-CMC) were added to the conformant category. In 2019 and beyond, the conformant category further includes SORs determined to source 3TG from outside Covered Countries or solely from recycled or scrap sources.

IBM Requirement for Suppliers to be Conflict Free

During 2022, IBM continued its initiative to have all in-scope direct suppliers achieve a conformant supply chain as defined by its Responsible Minerals Policy. In-scope direct suppliers with CMRTs containing SORs that are not progressing toward, or have not already received conflict-free accreditation, are required to transition those SORs from products provided to IBM. The IBM Responsible Minerals team and the Global Procurement organization work with those suppliers to help them achieve this goal. Their progress is tracked and reported to IBM Global Procurement executives monthly along with IBM’s progress toward attaining 100% conformant status. IBM has received CMRTs from 100% of our in-scope suppliers, containing over 99% reporting of the extended supply chain.

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps to enhance its due diligence measures and to continue mitigating the risk that the Conflict Minerals contained in IBM products finance or benefit armed groups in the Covered Countries:

▪	By participating in the RMI, contribute to the continued development of collaborative tools and resources for companies to assess their supply chains and avoid inclusion of non-validated Conflict Minerals in the extended supply chain.

▪	Remain aware of developments in Conflict Minerals due diligence processes by participation in the RMI and apply that knowledge to IBM’s Conflict Minerals risk assessment and mitigation actions.

▪	As an ardent supporter of Environmental and Social stewardship, IBM continues to grow usage of 3TG SORs processing 100% recycled scrap.

▪	Work with RMI members and IBM in-scope suppliers to gain SOR’s commitment for their continued engagement with an RMAP assessment or another recognized validation scheme.

▪	Pursue resolution for any identified SORs in IBM’s 2023 supply chain that are not validated conformant to one of the recognized assessment schemes.

▪	Improve in-scope direct suppliers’ CMRT upstream supplier completeness; provide collaboration from IBM and other upstream suppliers to attain 100% upstream coverage.

▪	Drive in-scope direct suppliers to provide product-specific CMRTs versus company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for IBM products; use of product-specific CMRTs by in-scope direct suppliers enables IBM to have a more precise list of SORs used in IBM products.

▪	Engage IBM Enterprise Systems and Technology Development and Global Procurement on future products to ascertain the conformant status of SORs to be used by the proposed in-scope direct suppliers. Eliminate the use of nonconformant SORs before introducing the product to the marketplace.

▪	Utilize RSBN to improve the end-to-end supply chain in support of IBM’s Responsible Minerals Policy.

IBM’s Support of the RMI

As outlined in the OECD Guidance, the internationally recognized standard on which IBM’s due diligence is based, IBM supports an industry initiative that audits the due diligence activities of SORs. That industry initiative is the RMI’s RMAP. The potential countries of origin found in Appendix B, and upon which IBM relied for certain statements in this Report, were obtained through RMI and other accreditation source data. IBM is an active contributor to the RMI through our participation in various working groups. IBM’s member ID is MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in IBM Products.

SOR Status (as of December 31, 2022):

▪	“Conformant” indicates the SOR has completed an assessment and is listed by the RMAP, LBMA Good Delivery List, RJC Chain-of-Custody, or TI-CMC websites.

▪	“Active” indicates that the SOR is in the process of assessment by one or more of the recognized third-party validation schemes.

▪	“Recycled Scrap” indicates that the SOR has demonstrated conformance to criteria for a facility processing only recycled or scrap materials and is currently not participating in one of the noted validation schemes.

IBM 2022 Conflict Minerals Report - Appendix A
(SORs for year-end 2022 with 3rd Party Assessment Status as of Dec 31, 2022)

Legend SOR Status: Conformant or Active (RMAP, LBMA, RJC, Ti-CMC), or Recycled Scrap (IBM)

Metal	Smelter: Smelter Name	2022 Status
Tantalum	AMG Brasil	Conformant (RMAP)
Tantalum	D Block Metals, LLC	Conformant (RMAP)
Tantalum	Exotech Inc.	Conformant (RMAP)
Tantalum	F&X Electro-Materials Ltd.	Conformant (RMAP)
Tantalum	FIR Metals & Resource Ltd.	Conformant (RMAP)
Tantalum	Global Advanced Metals Aizu	Conformant (RMAP)
Tantalum	Global Advanced Metals Boyertown	Conformant (RMAP)
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant (RMAP)
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	Jiangxi Tuohong New Raw Material	Conformant (RMAP)
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant (RMAP)
Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant (RMAP)
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tantalum	KEMET de Mexico	Conformant (RMAP)
Tantalum	Materion Newton Inc.	Conformant (RMAP)
Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant (RMAP)
Tantalum	Mineracao Taboca S.A.	Conformant (RMAP)
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Conformant (RMAP)
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant (RMAP)
Tantalum	NPM Silmet AS	Conformant (RMAP)
Tantalum	QuantumClean	Conformant (RMAP)
Tantalum	Resind Industria e Comercio Ltda.	Conformant (RMAP)
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	Conformant (RMAP)
Tantalum	Taki Chemical Co., Ltd.	Conformant (RMAP)

Metal	Smelter: Smelter Name	2022 Status
Tantalum	TANIOBIS Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS GmbH	Conformant (RMAP)
Tantalum	TANIOBIS Japan Co., Ltd.	Conformant (RMAP)
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Conformant (RMAP)
Tantalum	Telex Metals	Conformant (RMAP)
Tantalum	Ulba Metallurgical Plant JSC	Conformant (RMAP)
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	Conformant (RMAP)
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Conformant (RMAP)
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant (RMAP)
Tin	Alpha	Conformant (RMAP)
Tin	Aurubis Beerse	Conformant (RMAP)
Tin	Aurubis Berango	Conformant (RMAP)
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant (RMAP)
Tin	China Tin Group Co., Ltd.	Conformant (RMAP)
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Conformant (RMAP)
Tin	CRM Synergies	Conformant (RMAP)
Tin	CV Ayi Jaya	Conformant (RMAP)
Tin	CV Venus Inti Perkasa	Conformant (RMAP)
Tin	Dowa	Conformant (RMAP)
Tin	DS Myanmar	Conformant (RMAP)
Tin	EM Vinto	Conformant (RMAP)
Tin	Estanho de Rondonia S.A.	Conformant (RMAP)
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Conformant (RMAP)
Tin	Fenix Metals	Conformant (RMAP)
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant (RMAP)
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Conformant (RMAP)
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant (RMAP)
Tin	Jiangxi New Nanshan Technology Ltd.	Conformant (RMAP)
Tin	Luna Smelter, Ltd.	Conformant (RMAP)
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant (RMAP)
Tin	Malaysia Smelting Corporation (MSC)	Conformant (RMAP)
Tin	Metallic Resources, Inc.	Conformant (RMAP)
Tin	Mineracao Taboca S.A.	Conformant (RMAP)
Tin	Minsur	Conformant (RMAP)
Tin	Mitsubishi Materials Corporation	Conformant (RMAP)
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant (RMAP)
Tin	O.M. Manufacturing Philippines, Inc.	Conformant (RMAP)
Tin	Operaciones Metalurgicas S.A.	Conformant (RMAP)
Tin	PT Aries Kencana Sejahtera	Conformant (RMAP)
Tin	PT Artha Cipta Langgeng	Conformant (RMAP)
Tin	PT ATD Makmur Mandiri Jaya	Conformant (RMAP)
Tin	PT Babel Inti Perkasa	Conformant (RMAP)
Tin	PT Babel Surya Alam Lestari	Conformant (RMAP)

Metal	Smelter: Smelter Name	2022 Status
Tin	PT Bangka Prima Tin	Conformant (RMAP)
Tin	PT Bangka Serumpun	Conformant (RMAP)
Tin	PT Belitung Industri Sejahtera	CFSP Active List
Tin	PT Bukit Timah	Conformant (RMAP)
Tin	PT Cipta Persada Mulia	Conformant (RMAP)
Tin	PT Menara Cipta Mulia	Conformant (RMAP)
Tin	PT Mitra Stania Prima	Conformant (RMAP)
Tin	PT Mitra Sukses Globalindo	Conformant (RMAP)
Tin	PT Premium Tin Indonesia	Conformant (RMAP)
Tin	PT Prima Timah Utama	Conformant (RMAP)
Tin	PT Putera Sarana Shakti (PT PSS)	Conformant (RMAP)
Tin	PT Rajawali Rimba Perkasa	Conformant (RMAP)
Tin	PT Rajehan Ariq	Conformant (RMAP)
Tin	PT Refined Bangka Tin	Conformant (RMAP)
Tin	PT Sariwiguna Binasentosa	Conformant (RMAP)
Tin	PT Stanindo Inti Perkasa	Conformant (RMAP)
Tin	PT Sukses Inti Makmur	Conformant (RMAP)
Tin	PT Timah Nusantara	CFSP Active List
Tin	PT Timah Tbk Kundur	Conformant (RMAP)
Tin	PT Timah Tbk Mentok	Conformant (RMAP)
Tin	PT Tinindo Inter Nusa	Conformant (RMAP)
Tin	PT Tommy Utama	Conformant (RMAP)
Tin	Resind Industria e Comercio Ltda.	Conformant (RMAP)
Tin	Rui Da Hung	Conformant (RMAP)
Tin	Super Ligas	CFSP Active List
Tin	Thaisarco	Conformant (RMAP)
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Conformant (RMAP)
Tin	Tin Technology & Refining	Conformant (RMAP)
Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant (RMAP)
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant (RMAP)
Tungsten	A.L.M.T. Corp.	Conformant (RMAP, TI-CMC)
Tungsten	ACL Metais Eireli	Conformant (RMAP)
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Conformant (RMAP)
Tungsten	Asia Tungsten Products Vietnam Ltd.	Conformant (RMAP)
Tungsten	China Molybdenum Tungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Cronimet Brasil Ltda	Conformant (RMAP)
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant (RMAP)
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Global Tungsten & Powders Corp.	Conformant (RMAP, TI-CMC)

Metal	Smelter: Smelter Name	2022 Status
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	H.C. Starck Tungsten GmbH	Conformant (RMAP, TI-CMC)
Tungsten	Hubei Green Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant (RMAP)
Tungsten	Hunan Jintai New Material Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Conformant (RMAP, TI-CMC)
Tungsten	Japan New Metals Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Kennametal Fallon	Conformant (RMAP, TI-CMC)
Tungsten	Kennametal Huntsville	Conformant (RMAP, TI-CMC)
Tungsten	Lianyou Metals Co., Ltd.	Conformant (RMAP)
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Masan High-Tech Materials	Conformant (RMAP, TI-CMC)
Tungsten	Niagara Refining LLC	Conformant (RMAP, TI-CMC)
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant (RMAP, TI-CMC)
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Conformant (RMAP, TI-CMC)
Tungsten	Wolfram Bergbau und Hutten AG	Conformant (RMAP, TI-CMC)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant (RMAP, TI-CMC)
Tungsten	Xiamen Tungsten Co., Ltd.	Conformant (RMAP, TI-CMC)
Gold	8853 S.p.A.	Conformant (RJC)
Gold	ABC Refinery Pty Ltd.	Conformant (LBMA, RMAP)
Gold	Abington Reldan Metals, LLC	Conformant (RMAP)
Gold	Advanced Chemical Company	Conformant (RMAP)
Gold	Agosi AG	Conformant (LBMA, RMAP)
Gold	Aida Chemical Industries Co., Ltd.	Conformant (RMAP)
Gold	Al Etihad Gold Refinery DMCC	Conformant (RMAP)
Gold	Alexy Metals	CFSP Active List
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant (LBMA, RMAP)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant (LBMA, RMAP)
Gold	Argor-Heraeus S.A.	Conformant (LBMA, RJC, RMAP)
Gold	Asahi Pretec Corp.	Conformant (LBMA, RMAP)
Gold	Asahi Refining Canada Ltd.	Conformant (LBMA, RMAP)
Gold	Asahi Refining USA Inc.	Conformant (LBMA, RMAP)
Gold	Asaka Riken Co., Ltd.	Conformant (RMAP)
Gold	Augmont Enterprises Private Limited	CFSP Active List
Gold	Aurubis AG	Conformant (LBMA, RMAP)
Gold	Bangalore Refinery	Conformant (RMAP)
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant (LBMA, RMAP)

Metal	Smelter: Smelter Name	2022 Status
Gold	Boliden AB	Conformant (LBMA, RMAP)
Gold	C. Hafner GmbH + Co. KG	Conformant (LBMA, RJC, RMAP)
Gold	C.I Metales Procesados Industriales SAS	CFSP Active List
Gold	CCR Refinery - Glencore Canada Corporation	Conformant (LBMA, RMAP)
Gold	Cendres + Metaux S.A.	Conformant (RJC, RMAP)
Gold	Chimet S.p.A.	Conformant (LBMA, RMAP)
Gold	Chugai Mining	Conformant (RMAP)
Gold	Daye Non-Ferrous Metals Mining Ltd.	Conformant (LBMA)
Gold	Dowa	Conformant (RMAP)
Gold	DSC (Do Sung Corporation)	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. East Plant	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. North Plant	Conformant (RMAP)
Gold	Eco-System Recycling Co., Ltd. West Plant	Conformant (RMAP)
Gold	Emirates Gold DMCC	Conformant (RMAP)
Gold	Geib Refining Corporation	Conformant (RMAP)
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CFSP Active List
Gold	Gold by Gold Colombia	Conformant (RMAP)
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Conformant (LBMA)
Gold	Heimerle + Meule GmbH	Conformant (LBMA, RMAP)
Gold	Heraeus Germany GmbH Co. KG	Conformant (LBMA, RMAP)
Gold	Heraeus Metals Hong Kong Ltd.	Conformant (LBMA, RJC, RMAP)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Ishifuku Metal Industry Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Istanbul Gold Refinery	Conformant (LBMA, RMAP)
Gold	Italpreziosi	Conformant (LBMA, RJC, RMAP)
Gold	Japan Mint	Conformant (LBMA, RMAP)
Gold	Jiangxi Copper Co., Ltd.	Conformant (LBMA, RMAP)
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Kazzinc	Conformant (LBMA, RMAP)
Gold	Kennecott Utah Copper LLC	Conformant (LBMA, RMAP)
Gold	KGHM Polska Miedz Spolka Akcyjna	Conformant (LBMA, RMAP)
Gold	Kojima Chemicals Co., Ltd.	Conformant (RMAP)
Gold	Korea Zinc Co., Ltd.	Conformant (RMAP)
Gold	Kyrgyzaltyn JSC	Conformant (LBMA)
Gold	L'Orfebre S.A.	Conformant (RMAP)
Gold	LS-NIKKO Copper Inc.	Conformant (LBMA, RMAP)
Gold	LT Metal Ltd.	Conformant (RMAP)
Gold	Materion	Conformant (RMAP)
Gold	Matsuda Sangyo Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Metal Concentrators SA (Pty) Ltd.	Conformant (RJC, RMAP)
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant (LBMA, RJC, RMAP)
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant (LBMA, RJC, RMAP)

Metal	Smelter: Smelter Name	2022 Status
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant (LBMA, RJC, RMAP)
Gold	Metalor Technologies S.A.	Conformant (LBMA, RJC, RMAP)
Gold	Metalor USA Refining Corporation	Conformant (LBMA, RJC, RMAP)
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant (LBMA, RMAP)
Gold	Mitsubishi Materials Corporation	Conformant (LBMA, RMAP)
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant (LBMA, RMAP)
Gold	MKS PAMP SA	Conformant (LBMA, RMAP)
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant (LBMA, RMAP)
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant (LBMA, RMAP)
Gold	Navoi Mining and Metallurgical Combinat	Conformant (LBMA, RMAP)
Gold	NH Recytech Company	Recycled Scrap
Gold	Nihon Material Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Conformant (RJC, RMAP)
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant (RMAP)
Gold	Planta Recuperadora de Metales SpA	Conformant (RMAP)
Gold	PT Aneka Tambang (Persero) Tbk	Conformant (LBMA, RMAP)
Gold	PX Precinox S.A.	Conformant (LBMA, RMAP)
Gold	Rand Refinery (Pty) Ltd.	Conformant (LBMA, RMAP)
Gold	REMONDIS PMR B.V.	Conformant (LBMA, RMAP)
Gold	Royal Canadian Mint	Conformant (LBMA, RMAP)
Gold	SAAMP	Conformant (RJC, RMAP)
Gold	Safimet S.p.A	Conformant (RJC, RMAP)
Gold	SAFINA A.S.	Conformant (RMAP)
Gold	Samduck Precious Metals	Conformant (RMAP)
Gold	Sancus ZFS (L’Orfebre, SA)	Conformant (RMAP)
Gold	SEMPSA Joyeria Plateria S.A.	Conformant (LBMA, RJC, RMAP)
Gold	Shandong Gold Smelting Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant (LBMA, RMAP)
Gold	Singway Technology Co., Ltd.	Conformant (RMAP)
Gold	Solar Applied Materials Technology Corp.	Conformant (LBMA, RMAP)
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant (LBMA, RMAP)
Gold	SungEel HiMetal Co., Ltd.	Conformant (RMAP)
Gold	T.C.A S.p.A	Conformant (LBMA, RMAP)
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant (LBMA, RMAP)
Gold	Tokuriki Honten Co., Ltd.	Conformant (LBMA, RMAP)
Gold	TOO Tau-Ken-Altyn	Conformant (LBMA, RMAP)
Gold	Torecom	Conformant (RMAP)
Gold	Umicore Precious Metals Thailand	Conformant (RJC, RMAP)
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant (LBMA)
Gold	United Precious Metal Refining, Inc.	Conformant (RMAP)
Gold	Valcambi S.A.	Conformant (LBMA, RJC, RMAP)
Gold	WEEEREFINING	CFSP Active List

Metal	Smelter: Smelter Name	2022 Status
Gold	Western Australian Mint (T/a The Perth Mint)	Conformant (LBMA, RMAP)
Gold	WIELAND Edelmetalle GmbH	Conformant (RJC, RMAP)
Gold	Yamakin Co., Ltd.	Conformant (RMAP)
Gold	Yokohama Metal Co., Ltd.	Conformant (RMAP)
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant (LBMA, RMAP)

Appendix B

Potential Countries of Origin for Conflict Minerals associated with the SORs listed in Appendix A

(Based on RMI, LBMA, RJC, and TI-CMC accreditation source data)

IBM RCOI Data 2022
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin
Algeria	Mined Ores	Congo, Democratic Republic of the	Mined Ores & Recycled Scrap
Andorra	Recycled Scrap	Costa Rica	Recycled Scrap
Angola	Recycled Scrap	Côte d'Ivoire (Ivory Coast)	Mined Ores
Antigua and Barbuda	Recycled Scrap	Croatia	Recycled Scrap
Argentina	Mined Ores & Recycled Scrap	Curacao	Recycled Scrap
Australia	Mined Ores & Recycled Scrap	Cyprus	Recycled Scrap
Austria	Mined Ores & Recycled Scrap	Czech Republic	Recycled Scrap
Azerbaijan	Mined Ores	Denmark	Recycled Scrap
Bahamas	Recycled Scrap	Dominican Republic	Mined Ores & Recycled Scrap
Bahrain	Recycled Scrap	Ecuador	Mined Ores & Recycled Scrap
Bangladesh	Mined Ores & Recycled Scrap	Egypt	Mined Ores & Recycled Scrap
Barbados	Recycled Scrap	El Salvador	Recycled Scrap
Belarus	Mined Ores & Recycled Scrap	Eritrea	Mined Ores
Belgium	Mined Ores & Recycled Scrap	Estonia	Recycled Scrap
Benin	Mined Ores & Recycled Scrap	Kingdom of Eswatini	Mined Ores
Bolivia (Plurinational State of)	Mined Ores & Recycled Scrap	Ethiopia	Mined Ores
Bosnia and Herzegovina	Recycled Scrap	Fiji	Mined Ores
Botswana	Mined Ores	Finland	Mined Ores & Recycled Scrap
Brazil	Mined Ores & Recycled Scrap	France and French Guiana	Mined Ores & Recycled Scrap
Bulgaria	Mined Ores & Recycled Scrap	Georgia	Mined Ores & Recycled Scrap
Burkina Faso	Mined Ores	Germany	Mined Ores & Recycled Scrap
Burundi	Mined Ores	Ghana	Mined Ores & Recycled Scrap
Cambodia	Mined Ores	Greece	Recycled Scrap
Canada	Mined Ores & Recycled Scrap	Grenada	Recycled Scrap
Cayman Islands	Recycled Scrap	Guatemala	Mined Ores & Recycled Scrap
Chile	Mined Ores & Recycled Scrap	Guinea	Mined Ores & Recycled Scrap
China	Mined Ores & Recycled Scrap	Guyana	Mined Ores
Chinese Taipei (Taiwan)	Mined Ores & Recycled Scrap	Honduras	Mined Ores & Recycled Scrap
Colombia	Mined Ores & Recycled Scrap	Hong Kong	Recycled Scrap

IBM RCOI Data 2022
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin
Hungary	Recycled Scrap	New Zealand	Mined Ores & Recycled Scrap
Iceland	Recycled Scrap	Nicaragua	Mined Ores
India	Mined Ores & Recycled Scrap	Republic of the Niger	Mined Ores
Indonesia	Mined Ores & Recycled Scrap	Nigeria	Mined Ores & Recycled Scrap
Ireland	Mined Ores & Recycled Scrap	Norway	Recycled Scrap
Israel	Recycled Scrap	Oman	Mined Ores & Recycled Scrap
Italy	Recycled Scrap	Pakistan	Recycled Scrap
Jamaica	Mined Ores	Panama	Mined Ores & Recycled Scrap
Japan	Mined Ores & Recycled Scrap	Papua New Guinea	Mined Ores
Jordan	Recycled Scrap	Peru	Mined Ores & Recycled Scrap
Kazakhstan	Mined Ores & Recycled Scrap	Philippines	Mined Ores & Recycled Scrap
Kenya	Mined Ores & Recycled Scrap	Poland	Recycled Scrap
Kuwait	Recycled Scrap	Portugal	Mined Ores & Recycled Scrap
Kyrgyzstan	Mined Ores & Recycled Scrap	Puerto Rico	Recycled Scrap
Lao People's Democratic Republic	Mined Ores	Romania	Recycled Scrap
Latvia	Recycled Scrap	Russian Federation*	Mined Ores & Recycled Scrap
Lebanon	Mined Ores & Recycled Scrap	Rwanda	Mined Ores
Liberia	Mined Ores & Recycled Scrap	Saint Kitts and Nevis	Recycled Scrap
Liechtenstein	Recycled Scrap	Saudi Arabia	Mined Ores & Recycled Scrap
Lithuania	Recycled Scrap	Senegal	Mined Ores & Recycled Scrap
Luxembourg	Recycled Scrap	Serbia	Mined Ores & Recycled Scrap
Macau	Recycled Scrap	Sierra Leone	Mined Ores
Malaysia	Mined Ores & Recycled Scrap	Singapore	Recycled Scrap
Mali	Mined Ores	Sint Maarten	Recycled Scrap
Malta	Recycled Scrap	Slovakia	Recycled Scrap
Mauritania	Mined Ores	Slovenia	Recycled Scrap
Mauritius	Mined Ores	South Africa	Mined Ores & Recycled Scrap
Mexico	Mined Ores & Recycled Scrap	South Korea	Mined Ores & Recycled Scrap
Monaco	Recycled Scrap	Spain	Mined Ores & Recycled Scrap
Mongolia	Mined Ores	St Vincent and Grenadines	Recycled Scrap
Morocco	Mined Ores & Recycled Scrap	Sudan	Mined Ores & Recycled Scrap
Mozambique	Mined Ores	Suriname	Mined Ores
Myanmar	Mined Ores	Sweden	Mined Ores & Recycled Scrap
Namibia	Mined Ores	Switzerland	Recycled Scrap
Netherlands	Recycled Scrap	Tajikistan	Recycled Scrap

IBM RCOI Data 2022
Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin	Country of Origin (Alphabetical List) - From RMAP, LBMA, RJC, Ti-CMC due diligence	Material Origin
Tanzania	Mined Ores & Recycled Scrap	United Kingdom of Great Britain and Northern Ireland	Mined Ores & Recycled Scrap
Thailand	Mined Ores & Recycled Scrap	United States of America	Mined Ores & Recycled Scrap
Togo	Recycled Scrap	Uruguay	Mined Ores & Recycled Scrap
Trinidad and Tobago	Recycled Scrap	Uzbekistan	Mined Ores & Recycled Scrap
Tunisia	Recycled Scrap	Venezuela	Mined Ores & Recycled Scrap
Turkey	Mined Ores & Recycled Scrap	Vietnam	Mined Ores & Recycled Scrap
Turks and Caicos	Recycled Scrap	Yemen	Recycled Scrap
Uganda	Mined Ores	Zambia	Mined Ores
Ukraine	Recycled Scrap	Zimbabwe	Mined Ores
United Arab Emirates	Recycled Scrap

* In 2022, IBM carried out an orderly wind-down of its business in Russia. RMI and other accreditation source data identified Russian Federation as a potential country of origin for Conflict Minerals. IBM has no affirmative knowledge that minerals from this country are incorporated into finished products furnished to IBM. To the extent that minerals from this country were used, they would have been substantially transformed outside of the United States in a third country by a non-U.S. person before being incorporated into production of certain products that IBM manufactures or contracts to manufacture.

IBM 2022 Country of Origin (Alphabetical List) – From RMAP, LBMA, RJC, and TI-CMC